Cushman & Wakefield LePage Inc.
Valuation & Advisory Services
Pacific Centre, PO Box 10023
Suite 700, 700 West Georgia Street
Vancouver, BC V7Y 1A1
(604) 683 8181 Tel
(604) 683 6435 Fax
www.cushmanwakefield.com
Consent of Independent Valuator
We hereby consent to the reference to us and our independent valuation in Brookfield Infrastructure Partners L.P.’s Registration Statement on Form 20-F filed with the United States Securities and Exchange Commission.
The objective of this economic and financial analysis and report was to establish the potential value range for the total portfolio. We are not consenting to the release of this report.
CUSHMAN & WAKEFIELD LEPAGE, INC.
Valuation & Advisory Services

November 15, 2007 Vancouver, B.C., Canada

Richard Wozny Vice President & Manager richard.wozny@ca.cushwake.com Phone Office Direct 604.640.5884	Date & Place
Argentina • Australia • Austria • Belgium • Brazil • Canada • Channel Islands • Chile • China · Czech Republic • Denmark • England • Finland • France • Germany • Greece • Hong Kong •
Hungary • India • Ireland • Israel • Italy • Japan • Korea • Kuwait • Latvia • Lebanon • Lithuania • Luxembourg • Malaysia • Mexico • The Netherlands • New Zealand • Northern Ireland •
Norway • Poland · Portugal • Romania • Russia • Scotland • Singapore • Slovakia • South Africa • Spain • Sweden • Switzerland • Thailand • Turkey • United Arab Emirates • United States